UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2001

BROWN SHOE COMPANY, INC. (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000 (Registrant's telephone number, including area code)

N/A (Former name, former address and former fiscal year, if changed since last report)

ITEM 5. Other Events

            December 20, 2001, Brown Shoe Company, Inc., as borrower, entered into a $350 million revolving Credit Agreement among Bank of America, National Association, as administrative agent, Fleet Retail Finance Inc., as syndication agent and the other financial institutions party thereto, as lenders (the "Credit Agreement"). Also on December 20, 2001, the Company sent a redemption notice to the holders of the outstanding $100 million of its 9½% Senior Notes due 2006, informing the noteholders that the Senior Notes would be redeemed on January 22, 2002.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibit is filed as part of this report.

Exhibit Number	Description

99	Credit Agreement among Brown Shoe Company, Inc., as borrower, Bank of America. National Association, as administration agent, Fleet Retail Finance Inc., as syndication agent, and the other financial institutions party thereto, as lenders, dated as of December 20, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROWN SHOE COMPANY, INC.

Date: January 3, 2002	/s/ Michael I. Oberlander
Vice President, General Counsel and Corporate Secretary